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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-123544) and the Registration Statement on Form S-8 (File No. 333-125292) of Sears Holdings Corporation of our report dated March 14, 2006, relating to the financial statements and financial statement schedule of Sears Holdings Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Sears Holdings Corporation for the fiscal year ended January 28, 2006.

/s/ DELOITTE & TOUCHE LLP Chicago, Illinois March 16, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM